Exhibit 99.1

IMPLANT SCIENCES REPORTS FOURTH QUARTER AND FISCAL 2014 FINANCIAL RESULTS

Wilmington, MA… September 29, 2014…Implant Sciences Corporation (OTCQB:IMSC), a high technology supplier of systems and sensors for the homeland security market and related industries, today announced financial results for the three months and fiscal year ended June 30, 2014.

Revenues for the three months ended June 30, 2014 decreased 36%, to $1.5 million, from $2.4 million for the comparable prior year period.  Our net loss for the three months ended June 30, 2014 was $5.7 million as compared with a net loss of $5.5 million for the comparable prior year period, an increase of $0.2 million.  The increase in the net loss is primarily due to lower sales and gross margin, increased operating expenses and increased interest expense in the three months ended June 30, 2014, partially offset by a $1.3 million decrease in stock-based compensation recorded on the September 2012 officer and director option grants.

Revenues for the fiscal year ended June 30, 2014 decreased 29%, to $8.6 million, from $12.0 million for the comparable prior year period.  Our net loss for the fiscal year ended June 30, 2014 was $21.0 million as compared with a net loss of $27.3 million for the comparable prior year period, a decrease of $6.3 million.  The decrease in the net loss is primarily due to an $11.3 million decrease in stock-based compensation recorded in the fiscal year ended June 30, 2014 on option grants to our directors and officers in September 2012, offset partially by lower sales and gross margin, increased operating expenses and increased interest expense.

Earnings before interest, taxes, depreciation, stock-based compensation, warrants issued to non-employees and common stock issued to consultants (“Adjusted EBITDA”), which is reconciled to net loss in this press release, were a loss of $3,152,000 in the three months ended June 30, 2014, compared to a loss of $1,928,000 in the comparable prior year period and, for the fiscal year ended June 30, 2014, a loss of $10,048,000, compared to a loss of $6,948,000 in the comparable prior year period.

Glenn D. Bolduc, President and CEO of Implant Sciences, commented, “During our recently concluded quarter and fiscal year we continued to progress through several regulatory approval processes, most notably we achieved TSA qualification for both air cargo and checkpoint screening, STAC certification and approvals in China and Germany, all of which are important strategic achievements that we believe position the Company for consistent and sustainable growth. We have taken important steps to broaden the markets we serve, increase our revenue opportunities, and improve our financial stability.” The following summarizes several strategic accomplishments during this recently concluded fiscal year:

▪

On September 30, 2013, our QS-B220 Desktop Trace Detector was certified by the Service Technique de l’Aviation Civile (“STAC”), the French civil aviation authority, for passenger and cargo screening, at airports throughout France, French territories and several European Union member nations.

▪

On October 18, 2013, the QS-B220 was accepted into the “Qualified” section of the TSA’s Air Cargo Screening Technology List from which the TSA encourages regulated air cargo screening facilities to purchase security solutions.

▪

In March 2014, we entered into a second Cooperative Research and Development Agreement (“CRADA”) with the U.S. Department of Homeland Security’s Transportation Security Laboratory (“TSL”) for our QS-B220 explosives trace detector (“ETD”) which will be used as a gold standard ETD by the TSL.

▪

Our QS-B220 ETD received regulatory approval from the German Federal Ministry of the Interior for aviation security applications at German airports in March 2014.

▪

We successfully completed the final registration audits for registration to ISO 9001:2008 and ISO 14001:2004 standards and received the registration certificates on May 13, 2014.

▪

On March 19, 2014, we completed a $20,000,000 refinancing with an institutional investor group and extended the maturity of our credit agreements with DMRJ Group LLC through March 31, 2015.

▪

On August 28, 2014, the QS-B220 successfully completed and passed testing requirements for the TSA’s qualification test for aviation checkpoint and checked baggage and has been placed on the TSA’s Qualified Product List (“QPL”). The QS-B220 is the first ETD with a non-radioactive source to be approved by the TSA for use in U.S. airports for passenger and baggage screening.

Mr. Bolduc concluded, “We believe that achieving two TSA qualifications establishes our credibility as the next generation explosives technology in the competitive global trace explosives industry. The growth in sales of our QS-B220 recognized in the just concluded fiscal year is attributable to being accepted into the “Qualified” section of the TSA’s Air Cargo Screening Technology List. We remain confident about our future prospects.”

Details for the three months and fiscal year ended June 30, 2014 follow below.

Three months Ended June 30, 2014 vs. June 30, 2013

➢

Revenues for the three months ended June 30, 2014 were $1,529,000 as compared with $2,402,000 for the comparable prior year period, a decrease of $873,000, or 36.3%.  The decrease in revenue is due primarily to: a 40.0% decrease in the number of QS-B220 desktop units sold in the three months ended June 30, 2014, due to decreased shipments to Africa, Europe, the Middle East and U.S. air cargo screening facilities, which resulted in a 40.0% decrease in QS-B220 revenues; a 20.8% decrease in the number of QS-H150 handheld units sold in the three months ended June 30, 2014, primarily due to decreased shipments of QS-H150 handheld units in Latin America which resulted in a 27.5% decrease in QS-H150 revenues; and, to a lesser extent, decreased sales of parts and supplies in the three months ended June 30, 2014, as compared to the comparable prior year period; and, an 8.3% decrease in average unit sell prices on sales of QS-H150 handheld units.

➢

Gross loss for the three months ended June 30, 2014 was $135,000 or 8.8% of revenues as compared with gross margin of $697,000 or 29.0% of revenues for the comparable prior year period.  The decrease in gross margin as a percent of revenues is due to decreased manufacturing overhead absorption.  Manufacturing overhead expenses increased $280,000 due to increases in manufacturing personnel costs and increased occupancy costs, as compared to the prior year period and a $160,000 increase in our provision for obsolete inventory, the 8.3% decrease in the average unit sell prices on sales of QS-H150 handheld units, offset partially by a $112,000 decrease in stock-based compensation recorded on stock option grants to officers and directors in September 2012.

➢

Research and development expense for the three months ended June 30, 2014 was $1,186,000 as compared with $1,233,000 for the comparable prior year period, a decrease of $47,000 or 3.8%.  The decrease in research and development expense is due primarily a $139,000 decrease in stock-based compensation recorded on the September 2012 officer and director option grants, an $11,000 decrease in travel expenses, offset partially by a $65,000 increase in occupancy costs and a $34,000 increase in prototype expense.

➢

Selling, general and administrative expenses for the three months ended June 30, 2014 were $2,449,000 as compared with $3,515,000 for the comparable prior year period, a decrease of $1,066,000, or 30.3%. The decrease in selling, general and administrative expenses is due primarily to a $1,071,000 decrease in stock-based compensation recorded on the September 2012 officer and director option grants, a  $43,000 decrease in variable sales expenses due to lower revenues, a $45,000 decrease in payroll and travel expenses, partially offset by a $148,000 increase in occupancy costs, due to the relocation of our corporate offices, and a $33,000 increase in stock-based compensation on non-employee warrants.

➢

For the three months ended June 30, 2014, other expense was $1,899,000 as compared with other expense of $1,493,000, for the comparable prior year period, an increase of $406,000. The increase is due to increased interest expense on higher borrowings under our credit facilities.

➢

Our net loss for the three months ended June 30, 2014 was $5,669,000 as compared with a net loss of $5,544,000 for the comparable prior year period, an increase of $125,000, or 2.3%.  The increase in the net loss is primarily due to lower sales and gross margin, increased operating expenses and increased interest expense, partially offset by decreased stock-based compensation recorded on the September 2012 officer and director option grants in the three months ended June 30, 2014.

Fiscal year Ended June 30, 2014 vs. June 30, 2013

➢

Revenues for the year ended June 30, 2014 were $8,552,000 as compared with $12,017,000 for the comparable prior year period, a decrease of $3,465,000, or 28.8%.  The decrease in revenue is due primarily to a 55.4% decrease in the number of QS-H150 handheld units sold in the year ended June 30, 2014, primarily due to the shipment of QS-H150 handheld units under our contract with the India Ministry of Defence in the year ended June 30, 2013, which resulted in a 57.5% decrease in QS-H150 revenues, and, to a lesser extent, decreased sales of parts and supplies in the year ended June 30, 2014, as compared to the comparable prior year period, and a 4.7% decrease in the average unit sell prices on sales of our QS-H150 handheld units, partially offset by a 210.3% increase in the number of QS-B220 desktop units sold in the year ended June 30, 2014, due to increased shipments to U.S. air cargo screening facilities, increased shipments into Latin America, Europe and agencies of the U.S. government, which resulted in a 207.6% increase in QS-B220 revenues.

➢

Gross margin for the year ended June 30, 2014 was $2,054,000 or 24.0% of revenues as compared with $3,429,000 or 28.5% of revenues for the comparable prior year period.  The decrease in gross margin as a percent of revenues is primarily the result of increased manufacturing overhead due to a $796,000 increase in manufacturing personnel costs and increased occupancy costs, a $160,000 increase in our provision for obsolete inventory, partially offset by the $664,000 decrease in stock-based compensation recorded on stock option grants to officers and directors in September 2012, as compared to the prior year period.

➢

Research and development expense for the year ended June 30, 2014 was $4,787,000 as compared with $4,754,000 for the comparable prior year period, an increase of $33,000 or 0.7%.  The increase in research and development expense is due primarily to a $360,000 increase in payroll and related benefit costs, a $194,000 increase in occupancy costs, a $54,000 increase in government testing fees and a $82,000 increase in prototype expense, offset partially by a $626,000 decrease in stock-based compensation recorded on the September 2012 officer and director option grants and a $32,000 decrease in material costs.

➢

Selling, general and administrative expenses for the year ended June 30, 2014 were $11,388,000 as compared with $20,630,000 for the comparable prior year period, a decrease of $9,242,000, or 44.8%. The decrease in selling, general and administrative expenses is due primarily to a $9,969,000 decrease in stock-based compensation recorded on the September 2012 officer and director option grants, the imposition of liquidated damages of $298,000 under our contract with the India Ministry of Defence in the prior year period, a $174,000 decrease in bank charges, a $261,000 decrease in legal expenses, offset partially by a $399,000 increase in payroll, related benefit costs and travel expense resulting from the addition of sales personnel, a $649,000 increase in occupancy costs, due to the relocation of our corporate offices,  the $295,000 benefit recognized as a result of the litigation settlement with Fulong in the prior year period, a $297,000 increase in stock-based compensation on non-employee warrants, a $62,000 increase in variable selling expenses due to increased non-employee sales commissions, a $191,000 increase in selling expenses due to the opening of our Shanghai representative office, increased participation at industry trade shows and an increase in demonstration units provided to our sales force and a $64,000 increase in depreciation expense.

➢

For the year ended June 30, 2014, other expense was $6,889,000 as compared with other expense of $5,399,000, for the comparable prior year period, an increase of $1,490,000. The increase is due to increased interest expense on higher borrowings under our credit facilities.

➢

Our net loss for the year ended June 30, 2014 was $21,010,000 as compared with a net loss of $27,354,000 for the comparable prior year period, a decrease of $6,344,000, or 23.2%.  The decrease in the net loss is primarily due to the decrease in stock-based compensation recorded on the September 2012 officer and director option grants in the year ended June 30, 2014, partially offset by increased operating expenses and increased interest expense.

Company Webcast and Conference Call

The Company will host a webcast and conference call on Monday, September 29, 2014 at 4:15 PM Eastern time to review financial results for the quarter and fiscal year ended June 30, 2014. Following the Company’s prepared remarks there will be a Q&A session.  The call can be accessed by dialing: 800-798-2864 within the U.S. or 617-614-6206 outside the U.S. and entering passcode 77821278.  Participants are asked to call the assigned number approximately 5 minutes before the conference call begins.  A replay of the conference call will be available approximately two hours after the call for one month by dialing: 888-286-8010 within the U.S. or 617-801-6888 outside the U.S. and entering passcode 70417507.  The conference call will also be available live over the Internet at the “Webcasts” page of the Investor Relations section of Implant Sciences’ website at www.implantsciences.com.  A replay of the webcast will be available for one month after the call.

About Implant Sciences

Implant Sciences is the leader in next generation Explosives Trace Detection (“ETD”) technology. In October 2013, the Company became the third ETD manufacturer, and the sole American-owned company, to currently have product qualification from the US Transportation Security Administration. Implant Sciences develops, manufactures and sells sophisticated sensors and systems for Security, Safety, and Defense (“SS&D”) markets. The Company has developed proprietary technologies used in its commercial explosives and narcotics trace detection systems, which ship to a growing number of locations domestically and internationally. Implant Sciences’ QS-H150 portable explosives trace detector has received Qualified Anti-Terrorism Technology Designation and, in addition to receiving TSA qualification for aviation checkpoint and checked baggage and air cargo screening, certification by Service Technique de l’Aviation Civile in France for passenger and air cargo screening, the Company’s QS-B220 has also received Qualified Anti-Terrorism Technology Designation by the U.S. Department of Homeland Security under the Support Anti-terrorism by Fostering Effective Technology Act of 2002 (“the SAFETY Act”). For further details on the Company and its products, please visit the Company's website at www.implantsciences.com.

Safe Harbor Statement

This press release may contain certain “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on management’s current expectations and are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from the forward-looking statements. Such risks and uncertainties include, but are not limited to, the risks that we will be required to repay all of our indebtedness to our secured lenders, DMRJ Group, LLC and certain lenders for which BAM Administrative Services LLC serves as agent, by March 31, 2015; if we are unable to satisfy these obligations and to raise additional capital to fund operations, BAM or DMRJ may seize our assets and our business may fail; we continue to incur substantial operating losses and may never be profitable; our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern; there is no guaranty that the Transportation Security Administration (TSA) or any other U.S. or foreign governments, law enforcement agencies or commercial consumers will purchase any of our explosives detection products or that any new products we may develop will be accepted by the TSA or by such other governments, agencies or consumers; economic, political and other risks associated with international sales and operations could adversely affect our sales; liability claims related to our products or our handling of hazardous materials could damage our reputation and have a material adverse effect on our financial results; our business is subject to intense competition; our markets are subject to rapid technology change and our success will depend on our ability to develop and introduce new products; we may not be able to retain our management and key employees or identify, hire and retain additional personnel as needed; we may not be able to enforce our patent and other intellectual property rights or operate without infringing on the proprietary rights of others: and other risks and uncertainties described in our filings with the Securities and Exchange Commission, including our most recent Forms 10-K, 10-Q and 8-K. Such statements are based on management’s current expectations and assumptions which could differ materially from the forward-looking statements.

For further information, you are encouraged to review Implant Sciences’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, for the period ended June 30, 2014. The Company assumes no obligation to update the information contained in this press release.

For further information contact:

Implant Sciences Corporation

Glenn Bolduc, President and CEO

(978) 752-1700

gbolduc@implantsciences.com

or

Investor Contact:

Laurel Moody

646-810-0608

Implant Sciences Corporation
Condensed Consolidated Balance Sheets
(In thousands except share and per share amounts)

	June 30,	June 30,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$391	$80
Restricted cash and investments	312	433
Accounts receivable-trade, net	545	1,216
Inventories, net	2,868	2,145
Prepaid expenses and other current assets	315	395
Total current assets	4,779	4,269
Property and equipment, net	619	395
Restricted cash and investments	312	312
Other non-current assets	117	122
Total assets	$5,479	$5,098
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Senior secured promissory note – BAM	$20,000	$-
Senior secured convertible promissory note	3,184	3,184
Senior secured promissory note – DMRJ	1,000	1,000
Second senior secured convertible promissory note	12,000	12,000
Third senior secured convertible promissory note	12,000	12,000
Line of credit	2,995	12,403
Current maturities of obligations under capital lease	45	62
Accrued expenses	11,094	6,754
Accounts payable	3,675	2,045
Deferred revenue	483	109
Total current liabilities	62,051	49,557
Long-term liabilities:
Long-term obligations under capital lease, net of current maturities	66	89
Deferred revenue, net of current	142	-
Total long-term liabilities	208	89
Total liabilities	66,684	49,646
Commitments and contingencies
Stockholders' deficit:
Common stock; $0.001 par value; 200,000,000 shares authorized; 63,634,171 and 63,623,626 shares issued and outstanding at June 30, 2014 and 57,655,594 and 57,645,049 shares issued and outstanding at June 30, 2013	64	58
Preferred stock; no stated value; 5,000,000 shares authorized
Series G Convertible Preferred Stock, no stated value; 650,000 shares authorized, 0 shares issued and outstanding at June 30, 2014 and 16,167 shares issued and outstanding at June 30, 2013, (liquidation value $0 and $129,000, respectively)	-	27
Series H Convertible Preferred Stock; no stated value; 15,000 shares authorized, no shares issued and outstanding	-	-
Series I Convertible Preferred Stock; no stated value; 15,000 shares authorized, no shares issued and outstanding	-	-
Series J Convertible Preferred Stock; no stated value; 6,000 shares authorized, no shares issued and outstanding	-	-
Additional paid-in capital	107,055	103,937
Accumulated deficit	(167,886)	(146,876)
Deferred compensation	(367)	(1,621)
Other comprehensive income	2	-
Treasury stock, 10,545 common shares, at cost	(73)	(73)
Total stockholders' deficit	(56,284)	(44,548)
Total liabilities and stockholders' deficit	$5,479	$5,098

Implant Sciences Corporation
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands except share and per share amounts)
(Unaudited)

	For the Three Months Ended June 30,		For the Fiscal Years Ended June 30,
	2014	2013	2014	2013
Revenues	$1,529	$2,402	$8,552	$12,017
Cost of revenues	1,664	1,705	6,498	8,588
Gross margin	(135)	697	2,054	3,429
Operating expenses:
Research and development	1,186	1,233	4,787	4,754
Selling, general and administrative	2,449	3,515	11,388	20,630
Total operating expenses	3,635	4,748	16,175	25,384
Loss from operations	(3,770)	(4,051)	(14,121)	(21,955)
Other income (expense), net:
Interest income	-	-	1	2
Interest expense	(1,899)	(1,493)	(6,890)	(5,401)
Total other income (expense), net	(1,899)	(1,493)	(6,889)	(5,399)
Net loss	(5,699)	(5,544)	(21,010)	(27,354)

Other comprehensive income, net of tax:
Foreign currency translation adjustments	(1)	-	2	-
Other comprehensive income	(1)	-	2	-
Comprehensive loss	$(5,669)	$(5,544)	$(21,008)	$(27,354)

Net loss per share, basic and diluted	$(0.09)	$(0.10)	$(0.35)	$(0.56)

Weighted average shares used in computing net loss per common share, basic and diluted	63,599,293	56,306,327	60,753,054	49,124,942

Implant Sciences Corporation
Consolidated Sales by Product
(In thousands)
(Unaudited)

	For the Three Months Ended June 30, 2014		For the Three Months Ended June 30, 2013
	Amount	Mix	Amount	Mix	Change %
QS-H150	$794	51.9%	$1,095	45.6%	(27.5)%
QS-B220	575	37.6%	963	40.1%	(40.3)%
Parts & supplies	160	10.5%	344	14.3%	14.3%
Total	$1,529	100.0%	$2,402	100.0%	(36.3)%

	For the Year Ended June 30, 2014		For the Year Ended June 30, 2013
	Amount	Mix	Amount	Mix	Change %
QS-H150	$4,060	47.5%	$9,561	79.6%	(57.5)%
QS-B220	3,907	45.7%	1,270	3.2%	207.6%
Parts & supplies	585	6.8%	1,186	9.8%	(50.7)%
Total	$8,552	100.0%	$12,017	100.0%	(28.8)%

Implant Sciences Corporation
Earnings Before Interest, Taxes, Depreciation and Stock-Based Compensation (“Adjusted EBITDA”)
(In thousands except share and per share amounts)
(Unaudited)

	For the Three Months Ended June 30,		For the Fiscal Years Ended June 30,
	2014	2013	2014	2013
Net loss	$(5,669)	$(5,544)	$(21,010)	$(27,354)
Interest expense, net	1,899	1,493	6,889	5,399
Income taxes	-	-	-	-
Depreciation	40	26	154	84
Stock-based compensation	260	1,583	2,649	13,908
Warrants issued to non-employees	318	214	1,058	696
Common stock issued to consultants	-	300	212	319
Adjusted EBITDA (1)	$(3,152)	$(1,928)	$(10,048)	$(6,948)

(1) Adjusted EBITDA is defined as net loss plus interest expense, net of interest income, income taxes, depreciation, stock-based compensation, fair value of warrants issued to non-employees and the fair value of common stock issued to consultants.  EBITDA is commonly used in the technology industry, and we present Adjusted EBITDA to enhance your understanding of our financial performance.  We use Adjusted EBITDA as an internal performance measurement and believe that it provides investors and analysts with a measure of operating results unaffected by differences in capital structures and capital investment among otherwise comparable companies and improves comparability of results of operations. Management uses this supplemental measure to evaluate performance over a period of time and to analyze underlying trends in the Company's business and to establish operational goals and forecast that are used in allocating resources.  We expect to compute our non-GAAP financial measure, using the same consistent method from quarter to quarter and year to year.

While we believe that Adjusted EBITDA is a useful measure for investors, it is not a measurement presented in accordance with United States generally accepted accounting principles, or GAAP.  You should not consider Adjusted EBITDA in isolation or as a substitute for net income, cash flows from operations, or any other performance measures calculated in accordance with GAAP.  In addition, Adjusted EBITDA has inherent material limitations as a performance measure.  It does not include interest expense, but because we have borrowed money, interest expense is a necessary element of our costs.  In addition, Adjusted EBITDA does not include depreciation.  Since we have capital assets, depreciation expense is a necessary element of our costs.  Adjusted EBITDA does not include stock-based compensation, which is a necessary element of our costs since we issue stock awards to employees as an important incentive to maximize overall company performance and as a benefit of employment with the company.  Adjusted EBITDA does not include the fair value of warrants issued to non-employees, which is a necessary element of our costs since we have issued warrants to non-employees and as part of our financing strategy. Finally, Adjusted EBITDA does not include the fair value of common stock issued to consultants, which is a necessary element of our costs since we have issued shares of our common stock in lieu of cash payments to consultants we have retained. Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.